STOCK PURCHASE AGREEMENT

BY:
BANYAN CORPORATION (or its assignee)
(Purchaser)

And
BRAD GOLDSTEIN, et. al.
(Seller)

And
PREMIER MEDICAL GROUP, INC., et. al.
(Company)

As of January 6, 2006

TABLE OF CONTENTS

THIS PURCHASE AGREEMENT ("Agreement") is made as of January 6, 2006, by and among Banyan Corporation, a corporation organized under the laws of the State of Oregon (the "Purchaser"), Brad M. Goldstein ("Goldstein"), Commonwealth Trust Company, a Delaware corporation, solely in its capacity as trustee of the Crossbones III Trust dated March 2, 2004 ("Crossbones III") and not in its individual capacity, and Commonwealth Trust Company, a Delaware corporation, solely in its capacity as trustee of the Crossbones IV Trust dated March 2, 2004 ("Crossbones IV") and not in its individual capacity (Goldstein, Crossbones III and Crossbones IV are collectively, the "Seller"), and Premier Medical Group, Inc., Premier Imaging, LLC and Premier Health Services, LLC (collectively, the "Company").

PREAMBLE

WHEREAS, the Company is in the diagnostic imaging business (the "Business").

WHEREAS, the Seller is the sole owner of the Company (with an exception for a minority interest in Premier Imaging, LLC), as further described in Schedule 1 hereto.

WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller, all of the outstanding capital stock and membership interests of the Company on the terms and conditions herein.

WHEREAS, the Purchaser has determined that the acquisition contemplated hereunder is in its best interests, and that the price thereof represents a fair value.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements herein contained, the parties do hereby mutually covenant and agree as follows:

ARTICLE I
BASIC TRANSACTION

1.1 Purchase and Sale. Subject to and in accordance with the terms and conditions hereof, the Seller covenants and agrees to sell to the Purchaser and the Purchaser covenants and agrees to purchase from the Seller all of the capital stock and membership interests of the Company outstanding and held by Seller (which represents all of the outstanding Shares in the Company except 5% of the membership interests in Premier Imaging which are held by the Janet Beretsky Revocable Trust and which are not included in the defined term "Shares" below) as of the date of this Agreement (collectively, the "Shares") for the Purchase Price.

1.2 Purchase Price. The purchase price is $2,000,000 in cash, subject to adjustment (the "Purchase Price"), and additional consideration, payable as follows:

(a) $2,000,000 in cash payable on Closing (as defined below), as provided below.

(b) 14,285,714 shares of common stock, no par value, in Banyan Corporation, an Oregon corporation (sometimes referred to as "Banyan, and such shares are referred to as "Banyan Common Stock").

(c) The cash portion of Purchase Price shall be adjusted downward by the amount of any accrued but unpaid for any regularly posted ordinary accounts payable obligations that the Company owes from operations before Closing (including such amounts its subsidiaries may owe and including pursuant to any operating agreements with third parties), including but not limited to, rent and payroll for any period ending before Closing. Before Closing the parties shall work in good faith to determine the adjustment amount, if any. Within 10 days after Closing, if the adjustment amount has been overestimated or underestimated, the Purchaser or Seller respectively, shall immediately remit the overestimate or underestimate, as the case may be, to the other party. Each party agrees to indemnify the other for the amount of any adjustment required under this subsection1.2, which indemnification commitment shall survive any Closing, even if the required adjustment is discovered more than 10 days after Closing. For the avoidance of doubt Commonwealth Trust Company shall have no liability in its individual capacity hereunder or any other section of this Agreement and any indemnification by Seller with respect to Crossbones III or Crossbones IV referenced hereunder shall be limited to the corpus of such trusts.

(d) The Purchase Price must be allocated among the persons constituting Seller as follows (with any adjustment thereto being applied on a pro rata basis consistent with the percentage allocation below):

Goldstein: 49.8% (consisting of $996,000 and 7,114,286 shares of Banyan Common Stock)

Crossbones III: 0.4% (consisting of $8,000 and 57,142 shares of Banyan Common Stock)

Crossbones IV: 49.8% (consisting of $996,000 and 7,114,286 shares of Banyan Common Stock)

1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of counsel for Premier Medical Group, Inc., in Boca Raton, Florida, as soon as practicable, but no later than on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions hereby (the "Closing Date").

1.4 Accounts Receivable of the Company. The account receivable of the Company and its subsidiaries for services performed by the Company or its subsidiaries up to and including the Closing Date (the "Accounts Receivable") will be transferred from the Company (and its subsidiaries) to Seller prior to the sale of the Shares to Purchaser. Purchaser acknowledges that the Accounts Receivable will be

transferred from the Company (and its subsidiaries) to Seller prior to the Closing. All representations and warranties made by Seller in Section 2.1 of this Agreement are qualified by the pre-Closing transfer of the Accounts Receivable to Seller. All cash and cash equivalents held by the Company (or its subsidiaries) on or before Closing shall likewise be deemed the Seller's property and be transferred on Closing to Seller (excluding only the cash on hand necessary to satisfy any monetary obligations then accrued and owing, if any, to Southern Diagnostics, Inc. or otherwise under an Operating Agreement to which Premier Health Services, LLC is a party). Without limiting anything else in this Agreement, all rights of Seller under this section survive Closing. The transfers of assets to Seller required under this Section must be allocated to the persons constituting Seller based on the same percentages set forth in Section 1.2 (d) for allocating the Purchase Price. Goldstein shall be responsible for equitably allocating the accounts receivable according to such percentages based on their relative fair market values as he determines in his reasonable discretion.

1.5 Terms. The terms upon which the Shares are offered are not related to the expected volume or value of referrals of diagnostic services that may occur as a result of the transactions contemplated in this Agreement and in no way is intended to require or encourage the referral of diagnostic services among or between the Seller or the Purchaser.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1 Representations and Warrants of Seller. The Seller represents and warrants to the Purchaser as of the date of this Agreement, except as previously disclosed to Purchaser, that:

(a) Each entity constituting the Company, and each of its operating subsidiaries, if any, is a corporation or limited liability company validly existing and qualified to carry on its business as previously conducted under the laws of its respective state of organization, and that it is qualified to conduct business in Florida.

(b) The Articles of Incorporation and Bylaws (with respect to any corporation constituting the Company) and the Articles of Organization (with respect to any limited liability company constituting the Company) and the operating statements of the Company relating to the Business for the Company's past three full fiscal years, plus year to date through August 31, 2005, to the extent any entity constituting the Company has been in business during such time, have been made available for inspection by the Purchaser and all such documents made available for inspection by the Purchaser were complete and up-to-date, based on a cash-basis of accounting in accordance with federal income tax accounting principles for a company operating in the U.S., in all

material respects. Each entity constituting the Company that is owned by either Crossbones III or Crossbones IV has been in existence less than 3 years.

(c) The Seller is the sole owner of all of the outstanding Shares of the Company, as further described on Schedule 1 hereto.

(d) The Shares are now and will be as at the Closing Date free and clear of all liens charges, encumbrances and security interests whatsoever (except, with respect to limited liability company membership interests constituting the Shares, such interests are subject to the terms and conditions of the applicable operating agreements governing such limited liability companies and applicable state law).

(e) No person, firm or corporation now has or at the Closing Date will have any agreement or option for the purchase from the Seller of the Shares.

(f) There are no debts owing to the Company by the Seller or by persons or companies not dealing at arm's length with the Company.

(g) The Company is not as of the date of this Agreement, nor will it be at the Closing Date, a party to any guarantee or other like commitment.

(h) Except as disclosed on Schedule 2.1(h) to this Agreement, the Company has not authorized nor will it authorize prior to the Closing Date any payment to managers, officers or employees of the Company except in the ordinary course of business and at regular rates of salary or other remuneration for same.

(i) The Company does not control, directly or indirectly any other limited liability company, corporation, association or other business organization, except as indicated in Schedule 2.1(i) of this Agreement.

(j) The Company is not now nor will it be at the Closing Date in default or breach of any material contracts, agreements, trust deeds, indentures or other instruments to which the Company is a party, and all such material contracts, agreements, trust deed, indentures or other instruments are now and will be at the Closing Date in full force and effect.

(k) Except as disclosed on Schedule 2.1 (k), the Company has not now nor will it have at the Closing Date made, authorized or entered into any commitment for any capital or other expenditure in excess of $10,000 in value, other than in the ordinary course of business.

(l) Except as disclosed on Schedule 2.1 (l),the Company is not now nor will it be at the Closing Date a party to any written employment or service agreement or any pension agreement or union agreement.

(m) There has been no material adverse change in the financial condition of the Company since August 31, 2005, except for changes in the ordinary course of business, which are not expected to materially adversely affect the organization, assets or properties of the Company on an ongoing basis.

(n) The Agreement herein constitutes a valid and binding obligation of the Seller and all transactions contemplated herein will not result in any violation of any of the terms and conditions of the Articles of Incorporation of the Company or of any indenture or other material agreement to which the Company or the Seller are a party or by which the Company is bound and does not constitute a default thereunder.

(o) No distribution to shareholders of the Company have been paid or authorized or will be declared, paid or authorized after the date hereof and up to the Closing Date, other than in the ordinary course of business consistent with past practices.

(p) The company consisting of Premier Medical Group, Inc. ("PMG") has elected to be characterized as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended. As a result, Brad Goldstein ("Dr. Goldstein") reports all of PMG's income and expense on his individual income tax returns. All of the Company's income and expense prior to the Closing Date will be reported by the Seller on their individual income tax returns.

(q) Other than as disclosed in Schedule 2.1(q), there are no outstanding loans or other amounts due by the Company to the Seller in their capacity as shareholders of the Company.

(r) Premier Health Services, LLC, as of Closing, shall have the rights for the development of a new machine and software for providing local NCV testing. No patents have been filed but if any is filed then as of Closing it shall be assigned to Purchaser at no cost therefor.

(s) The Company has filed all relevant tax returns for it and paid all taxes due from it, if any, for the period ending at Closing, and if any taxes are not yet paid that the Company owes from operations before Closing Seller must pay such taxes on a timely basis and furnish evidence of same to Purchaser.

(t) In making the representations in this Section 2.1, the Seller has not knowingly made untrue statements or knowingly omitted any material fact.

(u) The representations and warranties contained in this Section 2.1 will survive the Closing.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 Representation and Warranties of Purchaser. The Purchaser and Banyan each represents and warrants to the Seller as of the date of this Agreement as follows:

(a) Organization of Purchaser. Purchaser and Banyan each is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization of Transaction. The Purchaser and Banyan each has full power and authority to execute and deliver this Agreement and to perform its obligation hereunder. Without limiting the generality of the foregoing, to the extent required by law or under the governing documents of Purchaser or Banyan, the boards of directors of Purchaser and Banyan have duly authorized the execution, delivery and performance of this Agreement by Purchaser and Banyan and no further action is required to be taken by the shareholders of Purchaser or Banyan to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Purchaser and Banyan, enforceable in accordance with its terms.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statue, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Purchaser or Banyan is subject or any provision of their respective charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent or notice under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser or Banyan is a party or by which Purchaser or Banyan is bound or to which the assets of Purchaser or Banyan are subject. Neither Purchaser nor Banyan needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(d) Capital Stock. Banyan has authorized only a single class of common stock in the Banyan.

ARTICLE 4
CLOSING CONDITIONS

4.1 Conditions Precedent of Purchaser's Obligation to Close. The obligation of the Purchaser to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent. Said conditions to be waived 120 days after the execution of the Agreement at the Purchaser's sole discretion, by written notice to Company.

(a) the representations and warranties of the Seller, set forth in Section 2.1 shall be true, complete, and correct in all material respects as at the Closing Date;

(b) Goldstein shall have made available to the Purchaser all books, accounts, records, and other financial and accounting information relating to the Company in order to enable the Purchaser to make an examination of same;

(c) Goldstein shall have made available to counsel for the Purchaser all charter documents, other organizational records and all documents of title and related records of the Company in order to enable such counsel to make an examination of same;

(d) Goldstein shall have delivered a list of the Company's clients, which list is current through Closing Date.

(e) a stock certificate representing the Shares (or an assignment with respect to any transfer of membership interests) shall be delivered to Purchaser.

(f) Purchaser having raised the needed capital to close the transaction.

(g) Purchaser being otherwise satisfied in its discretion with the results of its due diligence before the Closing.

4.2 Conditions Precedent of Seller's Obligation to Close. The obligation of the Seller to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent:

(a) the representations and warranties set forth in Section 3.1 shall be true and correct in all material respects as of the Closing as if given on that date.

(b) Purchaser shall have performed and complied with all covenants through the Closing Date;

(c) No action, suit or proceeding shall be pending or threatened before any court or administrative agency that (i) would prevent the consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of such transactions to be reversed or disregarded following consummation;

(d) The Accounts Receivable of the Company and its subsidiaries shall have been transferred to Seller;

(e) Seller shall have received the Purchase Price either by wire transfer or bank check, drawn on a bank in the State of Florida; and

(f) All other obligations set forth in this Agreement for Purchaser or Banyan to perform or satisfy (including the accuracy of representations and warranties) by Closing have been performed or satisfied.

ARTICLE 5
TERMINATION

5.1 Termination of Agreement. The parties may terminate this Agreement as provided below any time prior to Closing.

(a) Purchaser and Seller may terminate this Agreement by mutual written agreement;

(b) Purchaser may terminate this agreement if Seller has materially breached any of their covenants contained in this Agreement and has not cured the breach within thirty (30) days following written notice thereof by Purchaser;

(c) Seller may terminate this Agreement if Purchaser has materially breached any of its covenants contained in this Agreement and has not cured the breach within thirty (30) days following written notice thereof given by Purchaser; and

(d) By Purchaser or Seller if the Closing has not occurred on or within 120 days of the date of this Agreement, including but not limited to, due to the failure of any condition to Closing to be satisfied in accordance with this Agreement, provided, however, that a party shall have no right to terminate if the terminating party's failure to perform an obligation under this Agreement is the reason for the non-closing.

ARTICLE 6
POST-CLOSING COVENANTS

6.1 Availability. Pursuant to any Services Agreement entered in writing on terms mutually satisfactory to Purchaser and Dr. Goldstein by the Closing Date, Dr. Brad Goldstein, for a period of three years after the Closing Date, shall make himself available on full time basis to Purchaser for the purpose of running the day-to-day operations of the Company.

6.2 Covenant Not to Compete. For the period of three years after the Closing Date, neither Seller nor its subsidiaries that are not transferred, directly or indirectly, to

Purchaser as a result of the purchase and sale transaction herein, will engage or invest in, own mange or operate any business whose products or activities directly compete with the products or activities currently conducted by the Company anywhere within the United States; provided that Seller may purchase or otherwise acquire up to one percent of any class of securities or any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Purchaser hereby acknowledges and agrees that the Seller's ownership of Banyan or its affiliates will not violate the terms of this non-compete. The terms of this Section are not binding on Commonwealth Trust Company individually or in its capacity as trustee of any trust (other than Crossbones III or Crossbones IV).

6.3 Cooperation with Collection of Accounts Receivable. The Company will, and Purchaser will cause the Company (and its subsidiaries) to, fully cooperate with the Seller in connection with Seller's collection of the accounts receivable, which cooperation shall include, but is not limited to, (i) Providing any acknowledgements, assignments or other written documentation requested by Seller or third parties that establishes that the accounts receivable have been transferred to, and/or are payable to, Seller, (ii) providing Seller and Seller's agents with access to Company and its subsidiaries and, to the extent permitted by law, patient records (the "Records") relating to the accounts receivable, (iii) executing any documentation necessary, including but not limited to, a business associate agreement, to allow Seller to legally access such Records, and (iv) provision of any other documentation or assistance reasonably requested by Seller in connection with the accounts receivable.

6.4 Payments of Accounts Receivable. To the extent that any payments on any Accounts Receivable are sent to the Company (or any of its subsidiaries), the Company shall, and the Purchaser shall cause the Company to immediately remit such payments to Seller.

6.5 Indemnification for Certain Fees. To the extent that post-Closing, the Company is required to pay either technicians or interpreting physicians' fees for the performance or interpretation of diagnostic tests which tests performed or read prior to the Closing Date, the Seller will indemnify the Company in an amount equal to the fees so incurred.

6.6 Publicity. Each party hereto agrees that prior to the Closing Date neither it nor any of its affiliates will issue any press release or make any other disclosure of this Agreement or the transactions contemplated hereby, other than as legally required, without the prior written approval of the other, which approval shall not be unreasonably withheld or delayed particularly for any announcement that Purchaser may be required by law to make. Without limitation of the foregoing, Purchaser may not give notice to the Company's employees, contractors, suppliers, vendors, insurance payers, or customers, of the transactions pending herein, or Purchaser's interest in acquiring the Company, without Seller's prior

written consent. Such commitments shall survive any termination of this Agreement.

6.7 Confidentiality. Each party hereto agrees that it will and will advise its officers, directors, shareholders, attorneys, accountants, consultants and agents of the necessity to keep confidential (except as required by law or as may be reasonable or necessary to disclose in connection with any legal or administrative proceedings) all non-public information concerning the other which it has learned in connection with the transactions contemplated by this Agreement. Such commitments shall survive Closing or any termination of this Agreement.

6.8 Stock Protection. Subject to any other restrictions herein, Purchaser and Banyan must assure that neither Michael Gelmon nor Cory Gelmon transfers any interest (including stock or options) in Banyan before Seller may freely transfer its shares in Banyan without restriction. Additionally, Purchaser and Banyan must assure that upon any transfer by Michael Gelmon or Cory Gelmon, of such party's then-outstanding shares of common stock in Banyan (individually or in multiple transfers), that Seller is entitled to tag along on such transfer, upon the following terms. If either Michael Gelmon or Cory Gelmon, or both, (in any case each is referred to as the "Solicited Party") receives an offer (an "Acquisition Offer") from any other third party (the "Acquiring Party") to purchase at least a majority of the Solicited Party's common stock in Banyan (based on the amount of shares such party currently or hereafter holds, whichever amount is lower), and such Stockholder desires to accept such offer, within seven days of receipt of such Acquisition Offer the Solicited Party must provide a copy of the Acquisition Offer to Seller. As a condition to permitting the Solicited Party to sell its common stock in Banyan, the Seller may request that the Acquiring Party also purchase Seller's common stock in Banyan. If the Acquiring Party does not, however, wish to purchase all of the common stock then held by the Seller and the Solicited Party then each of such stockholders may sell to the Acquiring Party such of their respective common stock in Banyan that when added to the common stock in Banyan to be sold by the Seller and the Solicited Party equals the total common stock in Banyan that the Acquiring Party does want to purchase from them. Such sale must be on a pro-rata basis determined by each selling stockholder's relative proportionate number of shares of common stock in Banyan immediately before the sale to the Acquiring Party. The sales price contained in any Acquisition Offer is considered to include all payments—whether cash or in kind—to the stockholder in Banyan to whom the offer is extended.

ARTICLE 7
MISCELLANEOUS

7.1 Survival of Representations and Warranties. All of the representations and warranties contained in Section 2.1 of this Agreement will survive the Closing.

7.2 Further Assurances. The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

7.3 Entire Agreement. This Agreement constitutes the entire agreements between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein. The foregoing has no effect on the Confidentiality Agreements entered by Banyan, Michael Gelmon and Cory Gelmon, on or about September 8, 2005, or on any similar agreements in favor of the Company with any other parties regarding the possible acquisition of the Company, which agreements survive in full force and effect in accordance with their respective terms.

7.4 Amendments. This Agreement may be altered or amended in any of its provisions only when any such changes are reduced to writing and signed by parties hereto.

7.5 No Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a constant or waiver to or of any other breach or default in the performance of obligations hereunder by such party hereunder. Failure on the part of either party to complain or any act or failure to act of the other part or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

7.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller: Dr. Brad Goldstein
7200 West Camino Real, Suite 300
Boca Raton, FL 33433
USA
but after Closing, to the following address: 18380 Long Lake Drive, Boca Raton, FL 33496 USA
and
Commonwealth Trust Company
29 Hill Road

Wilmington, Delaware 19806

Copy to: Ronald N. Rosenwasser, Esq.
Friedman, Rosenwasser & Goldbaum, P.A.
The Plaza, Suite 801
Town Center Road
Boca Raton, FL 33486

If to Purchaser: Banyan Corporation
5005 Elbow Drive SW, Suite 207
Calgary, AB T2S 2T6, CANADA
Attn: Michael Gelmon
Telephone: (403) 287-8803
Fax: (403) 287-8804

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

7.7 Time of Essence. Time shall be of the essence of this Agreement and of every part hereof.

7.8 Headings. The headings in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provisions hereof.

7.9 Acknowledgements. The parties acknowledge and agree to the following:

(a) The parties will for all purposes allocate and report the purchase price between the persons constituting the Seller in the manner requested in writing by Dr. Goldstein.

(b) Dr. Goldstein and his representatives shall have access to the books, records, facilities and personnel of Company and its subsidiaries, and they may make copies of such books and records, as Dr. Goldstein may request for purposes of complying with any tax filing requirements or otherwise in connection with any legal or administrative proceedings or requirements, and for purposes of ascertaining the amount of revenues collected for purposes of determining the amount of any Banyan shares to which Dr. Goldstein may be entitled under this Agreement. If any tax dispute with any taxing authority arises relating to any period before the closing, Dr. Goldstein is entitled at his sole cost and

expense to select accounting and/or legal representation and exclusively control all proceedings and settlements, if any, on behalf of himself, the Companies and their owners regarding such dispute.

(e) For tax purposes, the books of the Company shall be deemed closed on the Closing Date, with Seller responsible for taxes on income earned before the closing and the Purchaser responsible for taxes on income earned after such date.

7.10 Singular, Plural and Gender. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement, the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein shall be construed to be joint and several when application to more than one party.

7.11 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties are entitled to assign their respective rights hereunder to a third party upon delivery to the other parties herein of an assumption of the assignor's obligations in a form reasonably satisfactory to the other parties. No assignment shall release the assignor from its obligations, which shall remain the joint and several liabilities of the assignor and assignee.

7.12 Counterpart Execution. This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Agreement. This Agreement shall be considered properly executed by any party if executed and transmitted by facsimile to the other parties.

7.13 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida, and jurisdiction and venue for all proceedings, if any, related to, arising out of or in connection with, the negotiation, execution, or performance of this Agreement shall be in only a court of competent jurisdiction therein.

IN WITNESS WHEREOF the corporate parties have hereunto affixed their corporate seals duly attested to by the hands of their properly authorized officers in that behalf and the individual parties have executed this Agreement all on the day and year first above written.

BANYAN CORPORATION

By: ____________________

Its: CEO

SELLER:

____

Brad M. Goldstein

COMMONWEALTH TRUST COMPANY,
a Delaware corporation,
solely in its capacity as trustee of
CROSSBONES III TRUST, dated March 2, 2004, and not in its individual capacity

By: ____________________

Its: Secretary

COMMONWEALTH TRUST COMPANY,
a Delaware corporation,
solely in its capacity as trustee of
CROSSBONES IV TRUST, dated March 2, 2004, and not in its individual capacity

By: ____________________

Its: Secretary

LIMITED JOINDER

Each of the undersigned acknowledges that it will receive valuable benefits upon a closing of the transactions contemplated in this Agreement. Accordingly, each of the undersigned joins in this Agreement for the limited purpose of agreeing to be bound by the terms and conditions applying to it hereunder and to be jointly and severally liable for any breach of Purchaser and Banyan, if any, from any unauthorized transfer of the undersigned's interest in Banyan in breach of the terms of this Agreement.

____

Michael Gelmon

____

Cory Gelman

[illegible] 12:19:12 [illegible]

SCHEDULE I
SELLER

The Seller consists of the following persons, each of which is the sole owner of the company set forth to its right side (except as set forth below), and all of which companies constitute the Company:

SELLER	COMPANY
Brad M. Goldstein	Premier Medical Group, Inc.
Commonwealth Trust Company, solely in its capacity of trustee of Crossbones III Trust, dated March 2, 2004, and not in its individual capacity	Premier Imaging, LLC*
Commonwealth Trust Company, solely in its capacity of trustee of Crossbones IV Trust, dated March 2, 2004, and not in its individual capacity	Premier Health Services, LLC

*5% of the membership interests are held by the Janet Beretsky Revocable Trust

SCHEDULE 2.1(l)
ACTIVE SUBSIDIARIES

COMPANY	ACTIVE SUBSIDIARY
Premier Medical Group, Inc.	Premier Professional Services, LLC
Premier Health Services, LLC	Premier SD, LLC* Premier Integra Services, LLC** —and— Premier Atlas Service's, LLC***

*co-owned with Southern Diagnostics, Inc.
** co-owned with Integra Diagnostics, Inc.
*** co-owned with Atlas Diagnostics, LLC
Note that other subsidiaries exist for Premier Medical Group, Inc. However, other than possibly owning Accounts Receivable to be transferred before closing, and other assets with no material value, they are not actively conducting any business operations.

SCHEDULE 2.1(l)

EMPLOYMENT, SERVICE, PENSION AND UNION AGREEMENTS

Profit Sharing plan for Company employees
Employment Agreement for Guy Annunziata
Employment Agreement for Charlie Annunziata
Employment Agreement for Mark Steffine
Equipment and Manufacturing Agreement with related Software Development Agreement for new in-house nerve testing machine
Employment Agreement for Eddie Sassoon
Independent Contractor Agreement for Ken Berg
Operating Agreements for Premier Integra, LLC and Premier Atlas, LLC
Office equipment agreements

SCHEDULE 2.1 (q)
LOANS PAYABLE TO PRINCIPALS (OFFICERS, DIRECTORS, MANAGERS, SHAREHOLDERS, ETC.)

NONE